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                                                                    EXHIBIT 10.1

                           FIRST FEDERAL CAPITAL CORP.
                           2004 EQUITY INCENTIVE PLAN


1.       PURPOSE.

         The purpose of The First Federal Capital Corp. 2004 Equity Incentive Plan (the "Plan") is to advance the interests of First Federal Capital Corp. (the "Company") and its shareholders by providing key employees of the Company and its Subsidiaries and Affiliates, including First Federal Capital Bank (the "Bank"), upon whose judgment, initiative and efforts the successful conduct of the business of the Company and its Affiliates largely depends, with additional incentive to perform in a superior manner. A purpose of the Plan also is to attract and retain personnel of experience and ability to the service of the Company and its Affiliates, and to reward such individuals for achievement of corporate and individual performance goals.


2.       DEFINITIONS.

         (a) "Affiliate" means an affiliate as that term is defined in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

         (b) "Award" means a Stock Grant, a Performance Unit Grant, a Stock Unit Grant, a Stock Appreciation Rights Grant or a grant of Non-statutory Stock Options or Incentive Stock Options pursuant to the provisions of this Plan.

         (c) "Board of Directors" or "Board" means the board of directors of the Company.

         (d)      "Code" means the Internal Revenue Code of 1986, as amended.

         (e) "Change in Control" of the Company means a change in control of a nature that: (i) would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to
Section 13 or 15(d) of the Exchange Act; or (ii) results in a change in control of the Bank or the Company within the meaning of the Home Owners Loan Act of 1933 and the Rules and Regulations promulgated by the Office of Thrift Supervision (or its predecessor agency), as in effect on the effective date of this Plan; or (iii) without limitation shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Company representing 25% or more of the Bank's or the Company's outstanding securities ordinarily having the right to vote in the election of directors except for any securities purchased by the Bank's employee stock benefit plans; or (b) individuals who constitute the Board on the date hereof (the "Incumbent Board"), cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's shareholders was approved by the same Nominating Committee serving under an

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Incumbent Board, shall be, for purposes of this clause (b), considered as though he or she were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction in which the Bank or Company is not the surviving institution which is approved by shareholders and becomes effective;
or (d) a proxy statement soliciting proxies from shareholders of the Company, by someone other than the current management of the Company, seeking shareholder approval of a plan of reorganization, merger or consolidation of the Company or the Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Company shall be distributed and shareholders approve the action disclosed in the proxy materials.

         (f) "Common Stock" means the Common Stock of the Company, $.10 par value per share.

         (g) "Committee" means a committee consisting of two or more Non-Employee Directors appointed by the Board pursuant to Section 3 hereof. "Non-Employee Director," as defined in Rule 16b-3 promulgated by the SEC under the Exchange Act, means a director who (i) is not currently an officer or otherwise employed by the Company or the Bank, or a parent or other subsidiary of the Company, (ii) does not receive compensation for consulting services or in any other capacity from the Company or the Bank in excess of $60,000 in any one year, (iii) does not possess an interest in and is not engaged in business relationships required to be reported under Items 404(a) or 404(b) of Regulation S-K promulgated under the Exchange Act, and (iv) is an Outside Director as defined in Treas. Reg. 1.162-27 promulgated under the Code.

         (h) "Date of Grant" means the date an Award is effective pursuant to the terms hereof.

         (i) "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of an Employee to perform the work customarily assigned to him. Additionally, a medical doctor selected or approved by the Committee must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said participant's lifetime.

         (j) "Employee" means any person who is currently employed by the Company or a Subsidiary or Affiliate of the Company.

         (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (l) "Fair Market Value" means, when used in connection with the Common Stock on a certain date, the closing price as reported by the National Association of Securities Dealers Automated Quotation System (as published by the Wall Street Journal, if published) on such date or if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded thereon or the last previous date on which a sale is reported.


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         (m)      "Incentive Stock Option" means an Option granted by the
Committee to a Participant, which Option is designated as an Incentive Stock Option pursuant to Section 9 of this Plan.

         (n) "Non-statutory Stock Option" means an Option granted to a Participant and which is not an Incentive Stock Option.

         (o) "Option" means an Award granted under Section 8 or Section 9 of this Plan.

         (p) "Outside Director" means a Director of the Company who is not also an Employee.

         (q) "Participant" means an Employee of the Company or a Subsidiary or Affiliate chosen by the Committee to participate in the Plan.

         (r) "Performance Unit Grant" means a grant of a unit having a value determined by the Committee, accompanied by such restrictions as may be determined by the Committee under Section 10 of the Plan.

         (s) "Plan Year(s)" means a calendar year or years commencing on or after January 1, 2004.

         (t) "Retirement" means a termination of employment which constitutes a normal, early or late retirement under the First Federal Capital Bank Pension Plan.

         (u)      "SEC" means the Securities and Exchange Commission.

         (v) "Stock Appreciation Right" means a grant of a right to a cash payment equal to the appreciation in the value of a share of Common Stock pursuant to Section 11 of the Plan.

         (w) "Stock Grant" means a grant of shares of Common Stock accompanied by such restrictions as may be determined by the Committee under
Section 7 of the Plan.

         (x) "Stock Unit Grant" means a grant of a unit having a value based on the value of the Company's Common Stock accompanied by such restrictions as may be determined by the Committee under Section 10 of the Plan.

         (y) "Subsidiary" means a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a subsidiary, whether or not such corporation now exists or is thereafter organized or acquired by the Company or a Subsidiary.

         (z) "Termination for Cause" means the termination for personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses), the material breach of any provisions of an



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Employee's employment contract or suspension due to the direction of any authorized bank regulatory agency that the Participant be relieved of his duties and responsibilities to the Company (or its Subsidiary or Affiliate).

         (aa) "Threatened Change in Control" shall mean any set of circumstances which in the opinion of the Board, as expressed through a resolution, poses a real, substantial and immediate possibility of leading to a Change in Control.



3.       ADMINISTRATION.

         3.1 General. The Plan shall be administered by the Committee. The members of the Committee shall be appointed by the Board. The Committee shall act by vote or written consent of a majority of its members. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it deems necessary or advisable with respect to Participants. All determinations and interpretations made by the Committee shall be binding and conclusive on such Participants and on their legal representatives and beneficiaries. In determining the number of shares of Common Stock with respect to which Options and Stock Grants, Performance Unit Grants or Stock Unit Grants are exercisable, fractional shares will be rounded up to the nearest whole number if the fraction is 0.5 or higher, and down to the nearest whole number if the fraction is less than 0.5.

         3.2 Limitation on Liability. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any rule, regulation or procedure adopted by it pursuant thereto or any Awards granted under it. If a member of the Committee is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him or her in such capacity under or with respect to the Plan, the Company shall indemnify such member against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he or she acted in good faith and in a manner reasonably believed to be in the best interests of the Company, and its Subsidiaries and Affiliates and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.


4.       TYPES OF AWARDS.

         Awards under the Plan may be granted in any one or a combination of:

         (a)      Stock Grants;

         (b)      Non-statutory Stock Options;




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         (c)      Incentive Stock Options;

         (d)      Stock Unit and Performance Unit Grants

         (e)      Stock Appreciation Rights

as defined in Sections 7, 8, 9, 10 and 11 of the Plan.

         The Committee shall, in its discretion, determine from time to time which Participants will be granted Awards under the Plan, the number of shares of Common Stock subject to each Award, whether each Option will be an Incentive Stock Option or a Non-statutory Stock Option, the exercise price of an Option or Stock Appreciation Right and the restrictions, if any, which will be applicable to each Stock Grant, Performance Unit Grant or Stock Unit Grant. In making all such determinations, the Committee shall take into account the duties, responsibilities and performance of each respective Participant, his or her present and potential contributions to the growth and success of the Company, his or her compensation and such other factors as the Committee shall deem relevant to accomplishing the purposes of the Plan. Notwithstanding the discretion the Committee has to establish the exercise price of an Option or Stock Appreciation Right, the Committee may not re-price any Option or Stock Appreciation Right under this Plan unless Shareholder approval is obtained for such re-pricing.

         No Participant shall have any voting or dividend rights or other rights of a shareholder in respect of any shares of Common Stock covered by an Option prior to the time that the Participant's name is recorded on the Company's shareholder records as the holder of record of such shares acquired pursuant to the exercise of an Option.


5.       STOCK SUBJECT TO THE PLAN.

         Subject to adjustment as provided in Section 18, the maximum number of shares reserved for Stock Grants and Stock Unit Grants and for purchase pursuant to the exercise of Options granted under the Plan is seven hundred and fifty thousand (750,000) shares of Common Stock. Of the total shares of Common Stock available under the Plan, not more than 50% of such Awards shall be issued in the form of Stock Grants, Performance Unit Grants or Stock Unit Grants.

         Of the total shares of Common Stock available under the Plan, Awards with respect to no more than 150,000 shares of Common Stock shall be issued to any Participant in any calendar year. No Participant may be granted Performance Unit Grants and/or Stock Unit Grants in any calendar year if the value of such Awards exceeds (or would exceed if performance goals are satisfied) 500% of the Participant's base compensation.

         The shares of Common Stock to be subject to the Plan may be either authorized but unissued shares or shares previously issued and reacquired by the Company. To the extent that Options or Stock Appreciation Rights are granted and Stock Grants, Performance Unit Grants and



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Stock Unit Grants are made under the Plan, the shares underlying such Options,
Stock Appreciation Rights, Stock Grants, Performance Unit Grants and Stock Unit Grants will be unavailable for future grants under the Plan except that, to the extent that the Options, Stock Appreciation Rights, Stock Grants, Performance Unit Grants and Stock Unit Grants granted under the Plan terminate, expire or are canceled without having been exercised, new Awards may be made with respect to such shares.


6.       ELIGIBILITY.

         Officers and other Employees (including Employees who also are Directors of the Company or its Subsidiaries or Affiliates) shall be eligible to receive Stock Grants, Performance Unit Grants, Stock Unit Grants, Stock Appreciation Rights, Incentive Stock Options and Non-statutory Stock Options under the Plan. Awards may not be granted to individuals who are not employees.


7.       STOCK GRANTS.

         7.1 General Terms. Each Stock Grant may be accompanied by such restrictions, or may be made without any restrictions, as may be determined in the discretion of the Committee. Such restrictions may include, without limitation, requirements that the Participant remain in the continuous employment of the Company or its Subsidiaries or Affiliates for a specified period of time, or that the Participant meet designated individual performance goals, or that the Company and/or one or more of its Subsidiaries or Affiliates meet designated performance goals.

         7.2 Issuance Procedures. A stock certificate representing the number of shares of Common Stock covered by a Stock Grant shall be registered in the Participant's name and may be held by the Participant; provided however, if a Stock Grant is subject to certain restrictions, the shares of Common Stock covered by such Stock Grant shall be registered in the Participant's name and held in custody by the Company. Unless the Committee determines otherwise, a Participant who has been awarded a Stock Grant shall have the rights and privileges of a shareholder of the Company as to the shares of Common Stock covered by a Stock Grant, including the right to receive dividends and the right to vote such shares. None of the shares of Common Stock covered by the Stock Grant may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of prior to the expiration or satisfaction of any applicable restrictions or performance requirements. All of the shares of Common Stock covered by a Stock Grant shall be forfeited and all rights of a Participant who has been awarded such Stock Grant to such shares shall terminate without further obligation on the part of the Company in the event that any applicable restrictions or performance requirements do not expire or are not satisfied. Upon forfeiture of shares of Common Stock, such shares shall be transferred to the Company without further action by the Participant. Upon the expiration or satisfaction of any applicable restrictions, whether in the ordinary course or under circumstances set forth in Section 7.3, certificates evidencing shares of Common Stock subject to the related Stock Grant shall be delivered to the Participant, or the Participant's beneficiary or estate, as the case may be, free of all such restrictions.


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         7.3      Accelerated Vesting.

         (a) Death, Disability or Retirement. Unless the Committee shall specifically state otherwise at the time a Stock Grant is awarded, a Stock Grant shall become vested on the date that a recipient of a Stock Grant terminates his or her service with the Company or its Subsidiaries or Affiliates due to death, Disability or Retirement. A Participant who terminates due to death, Disability or Retirement shall also receive any Stock Grants which are paid based on the satisfaction of performance requirements.

         (b) Change in Control. All outstanding Stock Grants shall become immediately vested in the event there is an actual Change in Control or a Threatened Change in Control of the Company. To the extent that performance requirements are applicable to such Stock Grant, such requirement shall be deemed satisfied.

         (c) Termination of Service for Other Reasons. If a Participant terminates service prior to a Change in Control of the Company for reasons other than death, Disability or Retirement, all outstanding Stock Grants shall be forfeited by such Participant.


8.       NON-STATUTORY STOCK OPTIONS.

         8.1      Grant of Non-statutory Stock Options.

         (a) Grants to Employees. The Committee may, from time to time, grant Non-statutory Stock Options to Employees and, upon such terms and conditions as the Committee may determine, grant Non-statutory Stock Options in exchange for and upon surrender of previously granted Awards under this Plan.

         (b) Terms of Non-Statutory Options. Non-statutory Stock Options granted under this Plan are subject to the following terms and conditions:

                  (i) Price. The purchase price per share of Common Stock deliverable upon the exercise of each Non-statutory Stock Option shall be determined on the date the option is granted. Such purchase price shall be the Fair Market Value of the Company's Common Stock on the Date of Grant or such greater amount as determined by the Committee. Shares may be purchased only upon full payment of the purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common Stock of the Company held by the Participant for at least six (6) months at the Fair Market Value of such shares on the date of surrender determined in the manner described in Section 2(l) of the Plan. The Participant may make deemed or constructive transfers of shares in lieu of actual transfer and physical delivery of certificates.

                  (ii) Terms of Options. The term during which each Non-statutory Stock Option may be exercised shall be ten years from the Date of Grant, or such shorter period determined by the Committee. The Committee shall determine the date on which each Non-statutory Stock Option



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shall become exercisable and may provide that a Non-statutory Stock Option shall become exercisable in installments. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable. The Committee may, in its sole discretion, accelerate the time at which any Non-statutory Stock Option may be exercised in whole or in part.

         Notwithstanding the above, in the event of an actual Change in Control or Threatened Change in Control of the Company, all Non-statutory Stock Options shall become immediately exercisable.

                  (iii)    Termination of Service.

                  Upon the termination of a Participant's service for any reason other than death, Disability, Retirement or Termination for Cause, or following a Change in Control, the Participant's Non-statutory Stock Options shall be exercisable only as to those shares which were immediately purchasable by the Participant at the date of termination and only for a period of three months following termination.

                  In the event of Termination for Cause, all rights under the Participant's Non-statutory Stock Options shall expire upon termination.

                  In the event of the death, Disability or Retirement of any Participant or a Change in Control, all Non-statutory Stock Options held by the Participant, whether or not exercisable at such time, shall be exercisable by the Participant or his legal representatives or beneficiaries of the Participant for one year.

                  The Committee, at the time of grant or thereafter, may extend the period of Non-statutory Stock Option exercise on a Participant's termination of service to a period not exceeding 5 years, provided that in no event shall the period extend beyond the expiration of the Non-statutory Stock Option term.


9.       INCENTIVE STOCK OPTIONS.

         9.1      Grant of Incentive Stock Options.

         The Committee may, from time to time, grant Incentive Stock Options to Employees. Incentive Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions:

         (a) Price. The purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Company's Common Stock on the Date of Grant. However, if a Participant owns Common Stock representing more than 10% of the total combined voting power of all classes of Common Stock of the Company (or under Section 425(d) of the Code is deemed to own Common Stock representing more than 10% of the total combined voting power of all such classes of Common Stock), the



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purchase price per share of Common Stock deliverable upon the exercise of each
Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Company's Common Stock on the Date of Grant. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common Stock of the Company at the Fair Market Value of such shares on the date of surrender determined in the manner described in Section 2(l). The Participant may make deemed or constructive transfers of shares in lieu of actual transfer and physical delivery of certificates.

         (b) Amounts of Options. Incentive Stock Options may be granted to any Employee in such amounts as determined by the Committee. In the case of an option intended to qualify as an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the Participant during any calendar year (under all plans of the Participant's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000. The provisions of this Section 9.1(b) shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder. To the extent an award under this Section 9.1 exceeds this $100,000 limit, the portion of the award in excess of such limit shall be deemed a Non-statutory Stock Option.

         (c) Terms of Options. The term during which each Incentive Stock Option may be exercised shall be determined by the Committee, but in no event shall an Incentive Stock Option be exercisable in whole or in part more than ten years from the Date of Grant. If at the time an Incentive Stock Option is granted to an Employee, the Employee owns Common Stock representing more than 10% of the total combined voting power of the Company (or, under Section 425(d) of the Code, is deemed to own Common Stock representing more than 10% of the total combined voting power of all such classes of Common Stock), the Incentive Stock Option granted to such Employee shall not be exercisable after the expiration of five years from the Date of Grant.

         No Incentive Stock Option granted under this Plan is transferable except by will or the laws of descent and distribution and is exercisable in his lifetime only by the Employee to whom it is granted.

         The Committee shall determine the date on which each Incentive Stock Option shall become exercisable and may provide that an Incentive Stock Option shall become exercisable in installments. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable, provided that the amount able to be first exercised in a given year is consistent with the terms of Section 422 of the Code. The Committee may, in its sole discretion, accelerate the time at which any Incentive Stock Option may be exercised in whole or in part, provided that it is consistent with the terms of Section 422 of the Code.

         Notwithstanding the above, in the event of an actual Change in Control or Threatened Change in Control of the Company all Incentive Stock Options shall become immediately exercisable.



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         (d)      Termination of Service. Upon the termination of a
Participant's service for any reason other than death, Disability, Retirement, Termination for Cause or following a Change in Control, the Incentive Stock Options shall be exercisable only as to those shares which were immediately purchasable by the Participant at the date of termination and only for a period of three months following termination.

         In the event of Termination for Cause, all rights under the Participant's Incentive Stock Options shall expire upon termination.

         In the event of death, Disability or Retirement of any Employee, all Incentive Stock Options held by such Participant, whether or not exercisable at such time, shall be exercisable by the Participant or the Participant's legal representatives or beneficiaries for one year following the date of the Participant's death, Retirement or cessation of employment due to Disability, provided, however, that such option shall not be eligible for treatment as an Incentive Stock Option in the event such option is exercised more than three months following the date of the Participant's Retirement.

         Upon termination of the Participant's service following a Change in Control, all Incentive Stock Options held by such Participant, whether or not exercisable at such time, shall be exercisable for a period of one year following the date of Participant's cessation of employment; provided however, that such option shall not be eligible for treatment as an Incentive Stock Option in the event such option is exercised more than three months following the date of the Participant's cessation of employment.

         The Committee, at the time of grant or thereafter, may extend the period of Incentive Stock Option exercise on a Participant's termination of service to a period not exceeding 5 years, provided, however, that such option shall not be eligible for treatment as an Incentive Stock Option in the event such option is exercised more than three months following the date of the Participant's cessation of employment. Notwithstanding anything to the contrary contained herein, in no event shall the exercise period extend beyond the expiration of the Incentive Stock Option term.

         (e) Compliance with Code. The options granted under this Section 9 of the Plan are intended to qualify as incentive stock options within the meaning of Section 422 of the Code, but the Company makes no warranty as to the qualification of any option as an incentive stock option within the meaning of
Section 422 of the Code.


10.      PERFORMANCE UNIT GRANTS AND STOCK UNIT GRANTS.

         10.1 General Terms. Each Stock Unit shall entitle the Participant receiving it to a cash payment equal to the Fair Market Value of a share of Common Stock. Each Performance Unit shall have a value which is established by the Committee. Each Stock Unit Grant and Performance Unit Grant shall be accompanied by such restrictions as may be determined in the discretion of the Committee. Such restrictions may include, without limitation, requirements that the Participant


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remain in the continuous employment of the Company or its Subsidiaries or
Affiliates for a specified period of time or that the Participant meet designated individual performance goals, or that the Company and/or one or more of its Subsidiaries or Affiliates meet designated performance goals.

         10.2 Payment of Stock Unit or Performance Unit Value. Upon the expiration or satisfaction of any applicable restrictions or performance requirements with respect to Stock Units or Performance Units, the Participant receiving such Stock Unit Grants or Performance Unit Grants shall be entitled to receive a payout of the Stock Unit or Performance Unit value in cash. Unless the Committee determines otherwise, a Participant who has been awarded a Stock Unit or Performance Unit shall not have the right to any amounts as the result of the payment of dividends with respect to the underlying Common Stock. Stock Units and Performance Units may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of prior to the expiration or satisfaction of any applicable restrictions or performance requirements.

         10.3.    Accelerated Vesting.

                  (a) Death, Disability or Retirement. Unless the Committee shall specifically state otherwise at the time a Stock Unit or Performance Unit is awarded, all Stock Unit Grants and Performance Unit Grants shall become vested on the date that a recipient of a Stock Unit Grant or Performance Unit Grant terminates his service with the Company or its Affiliates due to death, Disability or Retirement. A Participant who terminates due to death, Disability or Retirement shall receive a pro-rata portion of any Stock Unit Grants or Performance Unit Grants which are paid based on the satisfaction of performance requirements. Such pro-rata portion shall be determined based on the number of Stock Units or Performance Units which would have vested if the Participant had remained employed and the portion of the performance measurement period which has been completed at the time of the Participant's death, Disability or Retirement.

                  (b) Change in Control. All outstanding Stock Unit Grants and Performance Unit Grants shall become immediately vested in the event there is a Change in Control of the Company. To the extent that performance requirements are applicable to such Stock Unit or Performance Unit, such requirement shall be deemed satisfied.

                  (c) Termination of Service For Other Reasons. If a Participant terminates service prior to a Change in Control of the Company for reasons other than death, Disability or Retirement, all outstanding Stock Unit Grants and Performance Unit Grants shall be forfeited by the Participant.

11.      STOCK APPRECIATION RIGHTS.

         11.1     Grant of Stock Appreciation Rights.

         (a) Grants to Employees. The Committee may, from time to time, grant Stock Appreciation Rights to Employees. Each Stock Appreciation Right shall entitle the Participant receiving it to a cash payment equal to the difference between the Grant Price for the Stock



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Appreciation Right and the Fair Market Value of a share of the Company's Common
Stock on the date the Stock Appreciation Right is exercised.

         (b) Terms of Stock Appreciation Rights. Stock Appreciation Rights granted under this Plan are subject to the following terms and conditions:

                  (i) Price. The grant price for each Stock Appreciation Right shall be determined on the date the Stock Appreciation Right is granted. Such grant price shall be the Fair Market Value of a share of the Company's Common Stock on the date of Grant or such greater amount as determined by the Committee.

                  (ii) Terms of Options. The term during which each Stock Appreciation Right may be exercised shall be ten years from the Date of Grant, or such shorter period determined by the Committee. The Committee shall determine the date on which each Stock Appreciation Right shall become exercisable and may provide that Stock Appreciation Rights shall become exercisable in installments. The Committee may, in its sole discretion, accelerate the time at which any Stock Appreciation Rights may be exercised in whole or in part.

         Notwithstanding the above, in the event of an actual Change in Control or Threatened Change in Control of the Company, all Stock Appreciation Rights shall become immediately exercisable.

                  (iii)    Termination of Service.

                  Upon the termination of a Participant's service for any reason other than death, Disability, Retirement or Termination for Cause, or following a Change in Control, the Participant's Stock Appreciation Rights shall be exercisable only as to those rights which were immediately exercisable by the Participant at the date of termination and only for a period of three months following termination.

                  In the event of Termination for Cause, all rights under the Participant's Stock Appreciation Rights shall expire upon termination.

                  In the event of the death, Disability or Retirement of any Participant or a Change in Control, all Stock Appreciation Rights held by the Participant, whether or not exercisable at such time, shall be exercisable by the Participant or his legal representatives or beneficiaries of the Participant for one year.

                  The Committee, at the time of grant or thereafter, may extend the period of Stock Appreciation Right exercise on a Participant's termination of service to a period not exceeding 5 years, provided that in no event shall the period extend beyond the expiration of the Stock Appreciation Right term.

12.      RIGHTS OF A SHAREHOLDER; LIMITED TRANSFERABILITY.

         No Participant shall have any rights as a shareholder with respect to any shares covered by a Non-statutory and/or Incentive Stock Option until the date of issuance of a stock certificate for such shares. Nothing in this Plan or in any Award granted confers on any person any right to continue in the employ of the Company or its Affiliates or to continue as a Director of the Company or its Affiliates or interferes in any way with the right of the Company or its Affiliates to terminate a Participant's services as an officer, Employee, or Director at any time.

         No Incentive Stock Option granted under this Plan is transferable except by will or the laws of descent and distribution and is exercisable in his or her lifetime only by the Participant to whom it is granted.

         Non-statutory Stock Options granted hereunder may be exercised only during a Participant's lifetime by the Participant, the Participant's guardian or legal representative or by a permissible transferee. Non-statutory Stock Options shall be transferable by Participants pursuant to the laws of descent and distribution upon a Participant's death, and during a Participant's lifetime, Non-statutory Stock Options shall be transferable by Participants to members of their immediate family, trusts for the benefit of members of their immediate family, and charitable institutions ("permissible transferee") to the extent permitted under Section 16 of the Exchange Act and subject to federal and state securities laws. The term "immediate family" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, sister-in-law, or brother-in-law and shall include adoptive relationships.

         The Committee shall have the authority to establish rules and regulations specifically governing the transfer of Options granted under this Plan as it deems necessary and advisable.


13.      AGREEMENT WITH GRANTEES.

         Each Award of Options or Stock Appreciation Rights will be evidenced by a written agreement, executed by the Participant and the Company or its Subsidiaries or Affiliates which describes the conditions for receiving the Options or Stock Appreciation Rights including the date of Award, the purchase price if any, applicable periods, and any other terms and conditions as may be required by applicable securities law.

         The proper officers of the Company shall advise each Participant who is awarded a Stock Grant or Stock Unit Grant, in writing, of the number of shares to which it pertains and the terms and conditions and any restrictions or performance requirements applicable to such Stock Grant or Stock Unit Grant; provided they are not inconsistent with the terms, conditions and provisions of the Plan.

14.      RESTRICTIONS ON SHARES

         The Committee may require before any shares of Common Stock are issued pursuant to this Plan, that the Participant agrees to subject the shares to such holding periods and restrictions as are determined by the Committee.


15.      PERFORMANCE BASED COMPENSATION.

         (a) In General. All Non-statutory Stock Options, Incentive Stock Options and Stock Appreciation Rights are intended to be performance based compensation, within the meaning of the Code Section 162(m)(4)(C) and such Options shall conform to the requirements of Code Section 162(m)(4)(C) and the regulations thereunder. The Committee may, in its discretion, make Stock Grants, Performance Stock Grants and Stock Unit Grants performance based compensation within the meaning of IRC Section 162(m)(4)(C).

         With respect to Stock Grants, Performance Unit Grants and Stock Unit Grants that are intended to qualify as "performance based" within the meaning of Code Section 162(m)(4)(C), the Committee shall (i) establish in writing the applicable objective performance goals and all related terms no later than 90 days after the commencement of the period of service to which the performance goals relate (or such earlier or later date as may be applicable deadline for compensation payable hereunder to qualify as "performance based" within the meaning of Code Section 162(m)(4)(C)), and (ii) designate the Awards that are to qualify as "performance based" with the meaning of Code Section 162(m)(4)(C). After the period over which the performance goals are measured, the Committee shall certify that such performance goals are satisfied and may adjust the Award downward but not upward.

         (b) Performance Goals. The performance goals to be used for purposes of grants which are intended to qualify as performance based compensation within the meaning of Code Section 162(m)(4)(C) shall be based on some or all of the following measures:

         (1)      Earnings per share;

         (2) Share price appreciation or stated stockholder return targets (which may include dividends or dividend growth);

         (3) Market share increases for targeted product and operational goals generally or in specific market areas;

         (4) Return measures (including, but not limited to, return on assets, equity, capital or investment);

         (5) Achievement of market penetration goals with respect to specified products and/or services;

         (6) Achievement of targets for growth with respect to specified product and/or service offerings;

         (7) Completion of specified projects (either internally or externally and which may include acquisitions or divestitures);

         (8)      Achievement of operational or productivity efficiency gains;

         (9) Such other quantifiable or comparative measures as the Committee may establish in order to measure corporate performance, protection and/or enhancement of shareholder value and overall performance.

16.      DEFERRALS

         The Committee may permit or require a Participant to defer the receipt of a cash payment to be paid pursuant to this Plan or defer the receipt of Common Stock to be delivered pursuant to this Plan.


17.      DESIGNATION OF BENEFICIARY.

         A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any Award to which the Participant would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing. If a Participant fails effectively to designate a beneficiary, then the Participant's estate will be deemed to be the beneficiary.


18.      DILUTION AND OTHER ADJUSTMENTS.

         In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Company, the Committee will make such adjustments to previously granted Awards, to prevent dilution or enlargement of the rights of the Participant, including any or all of the following:

         (a) adjustments in the aggregate number or kind of shares of Common Stock which may be awarded under the Plan;

         (b) adjustments in the aggregate number or kind of shares of Common Stock covered by Awards already made under the Plan;

         (c) adjustments in the purchase price of outstanding Incentive and/or Non-statutory Stock Options.

         No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted Award.


19.      WITHHOLDING.

         There may be deducted from each distribution of cash and/or Common Stock under the Plan the amount of tax required by any governmental authority to be withheld.


20.      TERMINATION AND AMENDMENT OF THE PLAN.

         The Board of Directors may at any time, and from time to time, terminate, modify or amend the Plan in any respect provided however, that Sections 7.1, 8.1, 9.1, 10.1 and 11.1 governing grants shall not be amended more than once every six months other than to comport with the Code or the Employee Retirement Income Security Act of 1974, as amended, if applicable.

         The Board may determine that shareholder approval of any amendment to this Plan may be advisable for any reason, including but not limited to, for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying applicable stock exchange listing requirements.

         Such termination, modification or amendment may not affect the rights of a Participant under an outstanding Award, except the Board may, prior to a Change in Control, terminate the Plan in connection with a Change in Control and make a cash payment to all Participants with respect to Options equal to the difference between the Fair Market Value of the Common Stock on the date of the Change in Control and the exercise price per share of an Option on the Date of Grant and equal to the value of the Stock Appreciation Right, Stock Unit Grant or Performance Unit Grant.


21.      EFFECTIVE DATE OF PLAN.

         The Plan shall become effective as of the date the Plan is approved by shareholders at an annual or special meeting of shareholders of the Company (the "Effective Date"). The Plan also shall be presented to shareholders of the Company for ratification for purposes of: (i) satisfying one of the requirements of Section 422 of the Code governing the tax treatment for Incentive Stock Options; and (ii) establishing or maintaining listing on a stock exchange or system.

22.      TERMINATION OF THE PLAN.

         No Awards under the Plan shall be granted more than ten (10) years after the Effective Date of the Plan. The Board of Directors has the right to suspend or terminate the Plan at any time. No termination shall, without the consent of a Participant, adversely affect such individual's rights under a previously granted award without such Participant's consent, except that the Company may, in connection with a Change in Control, require all awards to be surrendered for a cash payment equal to the value of the Award, which in the case of an Option is the difference between the price at which the share can be purchased pursuant to the Option and the fair market value of the Common Stock at the time of the Change in Control.

23.      UNCERTIFIED SHARES

         To the extent the Plan provides for the issuance of stock certificates with respect to Common Stock, the Company, in lieu thereof, shall record the shares on a non-certified basis on a book entry account maintain by the Company's Transfer Agent.

24.      APPLICABLE LAW.

         The Plan will be administered in accordance with the laws of the State of Wisconsin to the extent not preempted by Federal law as now or hereafter in effect.

25.      COMPLIANCE WITH SECTION 16.

         With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.





---------------------------                      ------------------------------
Date Adopted                                     (Signature)
                                                 Title


--------------------------                       ------------------------------
Date Approved by Shareholders                    Secretary